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                                                                     Exhibit 5.1
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                                PIPER & MARBURY
                                    L.L.P.
                         1200 NINETEENTH STREET, N.W.
                          WASHINGTON, D.C. 20036-2430
                                 202-861-3900
                               FAX: 202-223-2085
                                                               BALTIMORE
                                                               NEW YORK
                                                             PHILADELPHIA
                                                                EASTON
                                                                LONDON


                                 May 14, 1996


Omnipoint Corporation
2000 North 14th Street, Suite 550
Arlington, Virginia  22201

Gentlemen:

         We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, file No. [ ] (the "Registration Statement"), relating to 8,050,000 shares of Common Stock, $0.01 par value per share, of Omnipoint Corporation, a Delaware corporation (the "Company"), to be offered to the public, including 5,000,000 shares to be issued and sold by the Company, 2,000,000 currently outstanding shares proposed to be sold by the persons listed in the Registration Statement (collectively, the "Selling Stockholders") and up to 1,050,000 shares which may be sold by the Selling Stockholders upon the exercise of an overallotment option.

         We have examined the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that:

         1. The shares of Common Stock have been duly authorized for issuance and, after payment therefor in accordance with the terms and provisions of the Underwriting Agreement which is entered by the Company, Donaldson, Lufkin & Jenrette and each of the underwriters named therein (collectively, the "Underwriters"), and the Selling
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Stockholders, and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.

         2. The shares of Common Stock to be sold by the Selling Stockholders have been duly authorized and validly issued by the Company, and such shares are fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Piper & Marbury L.L.P.
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